Filed Pursuant to Rule 424(b)(5)

Registration No. 333-188907

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 7, 2013)

DXP ENTERPRISES, INC.

Up to $25,000,000 of

COMMON STOCK

We have entered into an equity distribution agreement with Liquidnet, Inc. (“Liquidnet”) relating to shares of our common stock having an aggregate sales price of up to $25,000,000 offered by this prospectus supplement and the accompanying prospectus.  In accordance with the terms of the equity distribution agreement, we may offer and sell from time to time up to the maximum dollar amount of our shares through Liquidnet as our sales agent.  Sales of the shares, if any, will be made in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the “Securities Act”, including without limitation sales made directly on any existing trading market for the common stock or to or through a market maker, at prices prevailing at the time of sale.

Liquidnet will receive from us a commission of up to 3% based on the gross sales price per share for any shares sold through it as sales agent under the equity distribution agreement, as further described under “Plan of Distribution”. In connection with the sale of shares of common stock on our behalf, Liquidnet may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Liquidnet may be deemed to be underwriting commission or discount.

Our common stock is listed on The NASDAQ Global Market (“NASDAQ”) under the symbol “DXPE”. The last reported sales price per share of our common stock as reported by NASDAQ on September 13, 2013 was $74.28.

Investing in our common stock involves risks.  See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 1 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

LIQUIDNET

The date of this prospectus supplement is September 16, 2013.

50530567.8

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Liquidnet has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement and the accompanying prospectus or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-iii
DOCUMENTS INCORPORATED BY REFERENCE	S-iii
WHERE YOU CAN FIND MORE INFORMATION	S-iv
NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS	S-iv
SUMMARY	S-1
THE OFFERING	S-4
RISK FACTORS	S-5
USE OF PROCEEDS	S-6
PLAN OF DISTRIBUTION	S-7
LEGAL MATTERS	S-9
EXPERTS	S-9

Prospectus

DXP ENTERPRISES, INC.	1
RISK FACTORS	1
FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	3
RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS	3
PLAN OF DISTRIBUTION	4
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF CAPITAL STOCK AND INDEMNIFICATION OF DIRECTORS AND OFFICERS	8
DESCRIPTION OF WARRANTS	12
LEGAL MATERS	13
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	13
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	13

S-ii

ABOUT THIS PROSPECTUS

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are part of a shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”). This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our securities being offered and other information you should know before investing in our securities. You should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the additional information described under “Where You Can Find More Information” on page S-2 of this prospectus supplement and page 13 of the accompanying prospectus before investing in our securities.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

As used in this prospectus, the terms “DXP,” “Company,” “we,” “our,” “ours” and “us” refer to DXP Enterprises, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. These documents provide a significant amount of information about us. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus), prior to the termination of this offering.

•	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2012, filed with the SEC on March 11, 2013.

•	Our Quarterly Reports on Form 10-Q for our quarterly periods ended March 31, 2013, filed with the SEC on May 8, 2013, and June 30, 2013, filed with the SEC on August 8, 2013.

•	Our Current Reports on Form 8-K filed with the SEC on April 17, 2013, May 2, 2013, May 3, 2013, June 25, 2013 and July 30, 2013.

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 9, 1996.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference in such documents). Requests for such copies should be directed to:

S-iii

DXP Enterprises, Inc.
7272 Pinemont Drive
Houston, Texas 77040
(713) 996-4700
Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the securities offered by this prospectus. The registration statement, including the exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus some information included in the registration statement.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov. Our Internet website address is http://www.dxpe.com.

          We furnish holders of our common stock with annual reports containing financial statements audited by our independent auditors in accordance with generally accepted accounting principles following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

          Our common stock is listed on NASDAQ, and we are required to file reports, proxy statements and other information with NASDAQ. You may read any document we file with NASDAQ at the offices of The NASDAQ Stock Market, Inc., which is located at 9600 Blackwell Road, Rockville, MD 20850.

          Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain or incorporate by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of such terms or other comparable terminology. You are cautioned that any such forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward-looking statements. These factors include the effectiveness of management’s strategies and decisions, general economic and business conditions, developments in technology, new or modified statutory or regulatory requirements and changing prices and market conditions. These forward-looking statements reflect our best judgment about future events and trends based on the information currently available to us. Our results of operations can be affected by the assumptions we make or by risks and uncertainties known or unknown to us, including those described under “Risk Factors.” Therefore, we cannot guarantee the accuracy of the forward-looking statements. Actual events and results of operations may vary materially from our current expectations and assumptions.

S-iv

SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.  You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference into those documents, including the “Risk Factors” section of this prospectus supplement and the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  This summary is not complete and does not contain all of the information that you should consider when making your investment decision.

Our Company

DXP was incorporated in Texas in 1996 to be the successor to SEPCO Industries, Inc., founded in 1908. Since our predecessor company was founded, we have primarily been engaged in the business of distributing maintenance, repair and operating (“MRO”) products, equipment and service to industrial customers. The Company is organized into three business segments: Service Centers, Supply Chain Services and Innovative Pumping Solutions.

Our principal executive offices are located at 7272 Pinemont Drive, Houston, Texas 77040. Our telephone number at that location is (713) 996-4700. Our Internet website is http://www.dxpe.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

Service Centers Segment

The Service Centers provide MRO products, equipment and integrated services, including technical expertise and logistics capabilities, to industrial customers with the ability to provide same day delivery. We offer our customers a single source of supply on an efficient and competitive basis by being a first-tier distributor that can purchase products directly from manufacturers. As a first-tier distributor, we are able to reduce our customers' costs and improve efficiencies in the supply chain.  We also provide services such as field safety supervision, in-house and field repair and predictive maintenance. We offer a wide range of industrial MRO products, equipment and integrated services through a complete continuum of customized and efficient MRO solutions.

Generally our Service Centers segment does not enter into long-term contracts with our customers requiring them to purchase our products. A majority of our Service Center segment sales are derived from customer purchase orders. DXP Service Centers are stocked and staffed with knowledgeable sales associates and backed by a centralized customer service team of experienced industry professionals.  At June 30, 2013, our Service Centers’ products and services were distributed from approximately 160 service centers and 7 distribution centers.

DXP Service Centers provide a wide range of MRO products in the rotating equipment, bearing, power transmission, hose, fluid power, metal working, industrial supply and safety product and service categories. We currently serve as a first-tier distributor of more than 1,000,000 items of which more than 60,000 are stock keeping units ("SKUs") for use primarily by customers engaged in the oil and gas, food and beverage, petrochemical, transportation and other general industrial industries. Other industries served by our Service Centers include mining, construction, chemical, municipal, agriculture and pulp and paper.

Supply Chain Services Segment

DXP’s Supply Chain Services segment manages all or part of its customers’ supply chains including procurement and inventory management. The Supply Chain Services segment enters into long-term contracts with its customers that can be cancelled on little or no notice under certain circumstances. Supply Chain Services provides a fully outsourced MRO solution including: inventory optimization and management; store room management; transaction consolidation and control; vendor oversight and procurement cost optimization; productivity improvement services; and customized reporting. Our mission is to help our customers become more competitive by reducing their indirect material costs and order cycle time by increasing productivity and by creating enterprise-wide inventory and procurement visibility and control.

DXP has developed assessment tools and master plan templates aimed at taking cost out of supply chain processes, streamlining operations and boosting productivity.  This multi-faceted approach allows us to manage the entire channel for maximum efficiency and optimal control, which ultimately provides our customers with a low-cost solution.

DXP takes a consultative approach to determine the strengths and opportunities for improvement within a customer’s indirect supply chain.  This assessment determines if and how we can best streamline operations, drive value within the procurement process, and increase control in storeroom management.

Decades of supply chain inventory management experience and comprehensive research, as well as a thorough understanding of our customers’ businesses and industries have allowed us to design standardized programs that are flexible enough to be fully adaptable to address our customers’ unique supply chain challenges.  These standardized programs include:

•	SmartAgreement, a planned, pro-active procurement solution for MRO categories leveraging DXP’s local Service Centers.

•	SmartBuy, DXP’s on-site or centralized MRO procurement solution.

•	SmartSourceSM, DXP’s on-site procurement and storeroom management by DXP personnel.

•	SmartStore, DXP’s customized e-Catalog solution.

•	SmartVend, DXP’s industrial dispensing solution. It allows for inventory-level optimization, user accountability and item usage reduction by 20-40%.

•	SmartServ, DXP’s integrated service pump solution. It provides a more efficient way to manage the entire life cycle of pumping systems and rotating equipment.

DXP’s SmartSolutions programs help customers to cut product costs, improve supply chain efficiencies and obtain expert technical support.  DXP represents manufacturers of up to 90% of all the maintenance, repair and operating products of our customers.  Unlike many other distributors who buy products from second-tier sources, DXP takes customers to the source of the products they need.

At June 30, 2013, the Supply Chain Services segment operated supply chain installations in approximately 58 of our customers’ facilities.

Innovative Pumping Solutions Segment

DXP’s Innovative Pumping Solutions® segment provides fabrication and technical design to meet the capital equipment needs of our global customer base. DXP’s Innovative Pumping Solutions provides a single source for engineering, systems design and fabrication of custom integrated pump packages. Generally, we do not enter into long-term contracts with our customers requiring them to purchase our pumps. A majority of our sales are derived from customer purchase orders. Sales are directly solicited from new customers by our sales force.

DXP’s engineering staff can design a complete custom pump package to meet our customers’ project specifications. Drafting programs such as Solidworks® and AutoCAD® allow our engineering team to verify the design and layout of packages with our customers prior to the start of fabrication. Finite Elemental Analysis programs such as Cosmos Professional® are used to design the package to meet all normal and future loads and forces. This process helps maximize the pump packages’ life and minimizes any impact to the environment.

With over 100 years of fabrication experience, DXP has acquired the technical expertise to ensure that our pumps and pump packages are built to meet the highest standards. DXP utilizes manufacturer authorized equipment and manufacturer certified personnel. Pump packages require MRO and original equipment manufacturers’ (“OEM”) equipment such as pumps, motors, valves, and consumable products, such as welding supplies. DXP leverages its MRO product inventories and breadth of authorized products to lower the total cost and maintain the quality of the pump package.

DXP’s fabrication facilities provide convenient technical support and pump repair services. The facilities contain state of the art equipment to provide the technical services our customers require, including:

•	Structural welding

•	Pipe welding

•	Custom skid assembly

•	Custom coatings

•	Hydrostatic pressure testing

•	Mechanical string testing

Examples of our innovative pump packages include:

•	Diesel and electric driven firewater packages

•	Pipeline booster packages

•	Potable water packages

•	Pigging pump packages

•	Lease Automatic Custody Transfer charge units

•	Chemical injection pump packages wash down units

•	Seawater lift pumps

•	Jockey pumps

•	Condensate pump packages

•	Cooling water skids

•	Seawater/produced water injection packages

•	Variety of packages to meet common industry specifications such as API, ANSI and NFPA

At June 30, 2013, the Innovative Pumping Solutions segment operated out of ten facilities located in Alberta, Arizona, Colorado, Louisiana, Nebraska, Quebec and Texas.

THE OFFERING

Issuer	DXP Enterprises, Inc.
Common Stock Being Offered	Shares of common stock, $.01 par value, having an aggregate offering price of up to $25,000,000.
Use of Proceeds	We intend to use the net proceeds from the sale of shares for general corporate purposes. See “Use of Proceeds” below.
Risk Factors
See “Risk Factors” on page S-5 of this prospectus supplement and page 1 of the accompanying prospectus for a discussion of factors you should carefully consider before investing in shares of our common stock.

Exchange Listing	Our common stock is traded on NASDAQ under the symbol “DXPE”.

RISK FACTORS

An investment in our common stock has a high degree of risk.  You should carefully consider the following risk factors, as well as the risk factors included under the caption “Risk Factors” beginning on page 1 of the accompanying prospectus and the risk factors included in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012,  which are incorporated by reference herein. together with all the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risk factors should occur, our profitability, financial condition or liquidity could be materially impacted. As a result, you may lose part or all of your investment.

You may experience future dilution as a result of future equity offerings.

We are not restricted from issuing additional common stock or preferred stock, including securities that are convertible into or exchangeable for, or that represent to the right to receive, common stock or preferred stock. In future offerings, we may sell shares or other securities at a price per share that is less than the price per share paid by investors in this offering. The issuance of additional shares of common stock or securities convertible into our common stock will dilute the ownership interest of our existing common shareholders. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then-current common shareholders.

The right of shareholders to receive liquidation and dividend payments on our common stock is junior to the rights of holders of existing and future indebtedness and to any other senior securities we may issue in the future.

Shares of common stock are equity interests in DXP and do not constitute indebtedness. This means that the shares of common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock.  Our board of directors is authorized to issue additional classes or series of preferred stock in the future without any action on the part of our common shareholders.

The trading price of our common stock may be volatile.

The market price of our common stock could be subject to wide fluctuations in response to, among other things, the risk factors described in our  periodic reports, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management's attention from other business concerns, which could adversely affect our business.

USE OF PROCEEDS

We intend to use all of the net proceeds from this offering, after deducting Liquidnet’s commission and our offering expenses, for general corporate purposes, including, without limitation, growth initiatives.  A portion of the net proceeds of this offering may be invested temporarily in short-term investment grade securities pending their use for such purposes.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Liquidnet under which we may issue and sell shares of our common stock having an aggregate sales price of up to $25,000,000 from time to time through Liquidnet as our sales agent. Sales of the shares of common stock under this prospectus supplement, if any, will be in “at the market offerings” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on NASDAQ or on any other existing trading market for the common stock or to or through a market maker.  As sales agent, Liquidnet will not engage in any transactions that stabilize our common stock.

From time to time during the term of the equity distribution agreement, we may deliver a placement notice to Liquidnet specifying the parameters of an offering of common stock, including the amount of shares to be sold, the length of the selling period, any limitation on the number of shares that may be sold in one day and the minimum price below which sales may not be made. Upon acceptance of a placement notice, Liquidnet will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell on our behalf all of the designated shares of common stock under the terms and subject to the conditions set forth in the equity distribution agreement. We or Liquidnet may suspend the offering of shares of common stock at any time by notifying the other.  The obligation of Liquidnet under the equity distribution agreement to sell shares pursuant to any notice is subject to a number of conditions, which Liquidnet reserves the right to waive in its sole discretion.

Liquidnet will provide written confirmation to us no later than the opening of the trading day following the trading day on which it has sold shares of common stock for us under the equity distribution agreement.  Each confirmation will include the number of shares sold on that day, the gross proceeds from the sale of the shares, the aggregate compensation payable by us to Liquidnet in connection with the sale, and the net proceeds to us from the sale of the shares.

We will pay Liquidnet a commission of up to 3% of the gross sales price of any such shares sold, through it as sales agent, as set forth in the equity distribution agreement.  The remaining sales proceeds, after deducting any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares.  We have also agreed to reimburse Liquidnet for certain of its legal expenses in certain circumstances (initial amount not to exceed $50,000 and further amounts not to exceed $10,000 times the number of quarters for which due diligence is conducted).

Under the equity distribution agreement, we also may sell shares of common stock to Liquidnet, as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to Liquidnet as principal, we will enter into a separate terms agreement with Liquidnet, and we will describe that agreement in a separate prospectus supplement or pricing supplement. However, the sales agent has no obligation to agree to purchase common stock as principal or to enter into a separate agreement with us.

Settlement for sales of common stock will occur on the third trading day following the date on which any sales are made (or an earlier day if an earlier day becomes the industry practice for regular way trading) in return for payment of the net proceeds to us, unless we agree otherwise with the agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of common stock sold through Liquidnet, the net proceeds to us and the compensation paid by us to Liquidnet in connection with such sales of common stock.

We have agreed that during each period beginning with the date of any notice by us to sell shares and ending after the sale of the shares referenced in the notice or, if earlier, our withdrawal of such notice, we will notify Liquidnet before we offer to sell, contract to sell, sell, grant any option to sell or otherwise dispose of any shares of common stock (other than the shares to be sold hereunder) or securities convertible into or exchangeable for common stock, warrants or any rights to purchase or acquire common stock, other than with respect to shares issued, granted or sold or options to purchase common stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in this prospectus supplement or the accompanying prospectus, or securities issued in connection with an acquisition, merger or sale or purchase of assets, or shares issued or sold pursuant to any dividend reinvestment plan that we may adopt (provided implementation of such plan is disclosed to Liquidnet in advance), or the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock (provided implementation of such plan is disclosed to Liquidnet in advance), or shares issued upon the exchange, conversion, or redemption of securities or exercise of warrants, options or other rights in effect or outstanding.

The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the equity distribution agreement and (ii) the termination of the equity distribution agreement by either Liquidnet or us in accordance with the equity distribution agreement.

In connection with the sale of shares of common stock on our behalf hereunder, Liquidnet may be deemed to be an “underwriter’” within the meaning of the Securities Act, and the compensation paid to Liquidnet may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Liquidnet against specified liabilities, including liabilities under the Securities Act.

 We and Liquidnet have determined that shares of our common stock are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act. If Liquidnet has or we have reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, that party will promptly notify the other and sales of our common stock under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of Liquidnet and us.

Liquidnet may engage in transactions with, or perform other services for, us in the ordinary course of business.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Fulbright & Jaworski LLP, a member of Norton Rose Fulbright.  Certain legal matters in connection with this offering will be passed upon for Liquidnet by McGuireWoods LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of DXP Enterprises, Inc. for the year ended December 31, 2012 have been so incorporated in reliance on the reports of Hein & Associates LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.